Exhibit 99.5

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

FOR TENDER OF

FLOATING RATE CAPITAL SECURITIES, SERIES A

(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

OF

CULLEN/FROST CAPITAL TRUST II

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

The undersigned hereby acknowledges receipt of the Prospectus, dated                     , 2004 (the “Prospectus”), of Cullen/Frost Capital Trust II (the “Issuer Trust”) and Cullen/Frost Bankers, Inc. (the “Corporation”) and accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Issuer Trust’s offer (the ”Exchange Offer”) to exchange its Floating Rate Capital Securities, Series A (the “New Capital Securities”) for a like Liquidation Amount of its outstanding Floating Rate Capital Securities, Series A (the “Old Capital Securities”). Capitalized terms used herein but not defined herein have the meanings given to them in the Prospectus or the Letter of Transmittal.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Capital Securities held by you for the account of the undersigned.

The aggregate face amount of the Old Capital Securities held by you for the account of the undersigned is (fill in amount):

$             of Old Capital Securities

With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐	To TENDER the following Old Capital Securities held by you for the account of the undersigned (insert principal amount of Old Capital Securities to be tendered (if any)):

$             of Old Capital Securities*

or

☐	NOT to TENDER any Old Capital Securities held by you for the account of the undersigned.

*	New Capital Securities and the untendered portion of Old Capital Securities must be in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

If the undersigned instructs you to tender Old Capital Securities held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any New Capital Securities to be received by the undersigned are being acquired in the ordinary course of its business, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Capital Securities to be received in the Exchange Offer, (iii) the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities, (iv) the undersigned is not an “affiliate” of the Corporation or the Issuer Trust within the meaning of Rule 405 under the Securities Act and (v) the undersigned is not a broker-dealer that purchased Old Capital Securities from the Issuer Trust to resell pursuant to Rule 144A or any other available exemption from the Securities Act. In addition, if the undersigned is a broker-dealer it represents and warrants, consistent with certain interpretive letters issued by the Staff of the Securities and Exchange Commission to third parties, that (a) such Old Capital Securities held by the undersigned are held only as a nominee, or (b) such Old Capital Securities were acquired by the undersigned for its own account as a result of market-making activities or other trading activities and it will deliver a prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of New Capital Securities (provided that, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an ”underwriter” within the meaning of the Securities Act).

SIGN HERE

SIGNATURE(S) OF OWNER(S)

Date:

Name(s):

(PLEASE PRINT)

Capacity (Full Title):

Address:

(INCLUDE ZIP CODE)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

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